WARNING: THE EDGAR SYSTEM ENCOUNTERED ERROR(S) WHILE PROCESSING THIS SCHEDULE.

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  FINANCIAL DATA SCHEDULE


                               Name of Fund :  THE HIGH YIELD INCOME FUND, INC.

                                Series Name :  HIGH YIELD INCOME FUND
                                Series Name :
                                Series Name :
                                Series Name :

                                 CIK Number :  0000820537

             REPORTING PERIOD
                             FISCAL YEAR-END (Must have 3 blank spaces in fr   AUG-31-1999
                             PERIOD END (Must have 3 blank spaces in front)    AUG-31-1999
                             TYPE OF PERIOD (6-MOS or YEAR)                    YEAR

              STATEMENT OF ASSETS AND LIABILITIES
                  Assets
             Investment
                             At Value                            93,280,570
                             At Cost              97,109,284
             Receivable                                           1,983,034
             Other Assets                                             2,639
                             Total Assets                       $95,266,243

               Liabilities
             Payable for Securities Purchased                            $0
             Senior - Long term Debt                                      0
             Other Liabilities                                   20,405,722
                             Total Liabilities                  $20,405,722

                             Net Assets                         $74,860,521

                 Capital
             Par Value                                              113,025
             Paid in Capital                                    101,270,142
             Accumulated Net Investment Income                       37,117
             Over Distribution                                            0
             Accumulated Net Gains (Losses)                     (22,731,049)
             Over Distribution Gains (Losses)                             0
             Appreciation or (Depreciation)                      (3,828,714)
                             Net Assets                         $74,860,521

             Shares Outstanding - Current                        11,302,445
             Shares Outstanding - Prior                          11,262,777





               STATEMENT OF OPERATIONS

             Net Investment Income
             Income
                             Dividend                                               129,688
                             Interest                                             9,967,265
                             Other                                                        0
                                Total Income                                     10,096,953


             Expenses
                             Management Fees (Gross)                                543,095
                             Interest Expenses                                            0
                             Other Expenses (Gross)                               1,536,762
                             Less : Subsidy or waiver                                     0
                                Total Expense (net of waivers and subsidies)      2,079,857

             Net Investment Income                                                8,017,096


             Realized and Unrealized Gain (Loss)
             Net realized gain (loss)                                            (4,543,476)
             Net change in unrealized appreciation (depreciation)                 1,432,237
                             Total                                               (3,111,239)

             Net change from Operation                                            4,905,857

               STATEMENT OF CHANGES IN NET ASSETS

             Equalization                                                                 0
             Dividend Income                                                     (8,112,556)
             Distribution of Capital Gains                                                0
             Other Distributions                                                          0
             Proceeds from shares subscribed                                              0
             Cost of shares reacquired                                                    0
             Shares reinvested                                                      435,530
                             Subtotal                                            (7,677,026)


             Net Change in Net Assets                                            (2,771,169)










               PRIOR FINANCIAL INFORMATION

             Accumulated Net Investment Income                                      236,739
             Accumulated Net Gains (Losses)                                     (19,941,771)
             Overdistribution of Net Investment Income
             Overdistribution of Net Gains                                                0


               FINANCIAL HIGHLIGHTS
                                                                 Class A        Class B       Class C   Class Z
             NAV (at the beginning of the period)                      6.91            0.00      0.00     0.00
             Investment Income per share                               0.71            0.00      0.00     0.00
             Capital Appreciation (Depreciation) per share            (0.28)           0.00      0.00     0.00
             Dividend per share                                        0.00            0.00      0.00     0.00
             Distribution per share                                   (0.72)           0.00      0.00     0.00
             Return of Capital per share                               0.00            0.00      0.00     0.00
             NAV (at the end of the period)                            6.62            0.00      0.00     0.00

             Average net assets (000)                                77,389               0         0        0
             Expense Ratio                                             2.69            0.00      0.00     0.00
             Average Debt Outstanding (000)                               0               0         0        0
             Average Debt Outstanding per Share                        0.00            0.00      0.00     0.00


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